Exhibit 99.4

Command Financial (212) 274-0070 Date/Time: 2018-09-18 09:16:55 92021_Pebblebrook_Proxy Card.qxp User: temp1/CFPMAC01 2216250016 Blacklining Rev #: 1 From: 0 to 0 SUBJECT TO COMPLETION — PRELIMINARY PROXY MATERIAL DATED SEPTEMBER 18, 2018 YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet – QUICK AND EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail PEBBLEBROOK HOTEL TRUST As a common shareholder of Pebblebrook Hotel Trust, you have the option of voting your common shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your common shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on the day immediately prior to the Special Meeting of Shareholders. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders: The Notice, Proxy Statement and Form of Proxy are Available at: www.okapivote.com/pebblebrook FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES PEBBLEBROOK HOTEL TRUST SPECIAL MEETING OF SHAREHOLDERS The signatory on the reverse side of this proxy card (the “shareholder(s)”) hereby appoints Jon E. Bortz and Raymond D. Martz and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to attend, to represent and to vote, as designated on the reverse hereof, all of the common shares of Pebblebrook Hotel Trust held of record by the share-• holder(s) at the close of business on [ ], 2018 at the Special Meeting of Shareholders of Pebblebrook Hotel Trust to be held • on [ ], 2018, at 9 a.m. Eastern Time, or at any adjournment or postponement thereof, at the offices of Hunton Andrews Kurth LLP, 8405 Greensboro Drive, Suite 140, Tysons, Virginia 22102, and otherwise to represent the shareholder(s) at the Special Meeting of Shareholders with all powers possessed by the shareholder(s) as if personally present at such meeting. This proxy, when properly executed, will be voted as directed herein. If this proxy is executed but no such direction is made, this proxy will be voted in accordance with the Board of Trustees’ recommendations. The Board of Trustees recommends a vote “FOR” each of Proposals 1 and 2. Pursuant to Pebblebrook Hotel Trust’s bylaws, no business may be transacted at the Special Meeting of Shareholders except as specifically designated in the Notice of Special Meeting of Shareholders. (Continued, and to be marked, dated and signed, on the other side) Vote by Mail Sign and return our proxy in the postage-paid envelope provided. Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-877-219-9655 Vote by Internet Access the Website and submit your proxy: www.okapivote.com/PEB

Command Financial (212) 274-0070
Date/Time: 2018-09-18 09:16:55
92021_Pebblebrook_Proxy Card.qxp
User: temp1/CFPMAC01
3738003984
Blacklining Rev #: 1 From: 0 to 0

PEBBLEBROOK HOTEL TRUST

OKAPI PARTNERS

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, NY 10036

Call Toll-Free: (855) 305-0855
Banks and Brokerage Firms Call: (212) 297-0720
Email: info@okapipartners.com

Please mark your votes like this **X**

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" PROPOSALS 1 and 2

Proposal	For	Against	Abstain
Proposal 1 To approve the issuance of Pebblebrook common shares to the holders of common shares of LaSalle Hotel Properties, a Maryland real estate investment trust, and certain holders of common units of LaSalle Hotel Operating Partnership, L.P., pursuant to the Agreement and Plan of Merger, dated as of September 6, 2018, as amended on September 18, 2018, and as it may be amended from time to time (the "Merger Agreement"), by and among Pebblebrook, Pebblebrook Hotel, L.P., Ping Merger Sub, LLC, Ping Merger OP, LP, LaSalle Hotel Properties and LaSalle Hotel Operating Partnership, L.P.	☐	☐	☐
Proposal 2 To approve any adjournment of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the issuance of Pebblebrook common shares pursuant to the Merger Agreement.	☐	☐	☐

Signature ______________________________

Signature, if held jointly (Title) ______________________________

Date ______________________________, **2018**

Note: The signatory hereof hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and the Proxy Statement with respect thereto, the terms of each of which are incorporated by reference, and hereby revoke(s) any proxy or proxies heretofore given with respect to the special meeting. This proxy may be revoked at any time before it is exercised.

Please sign exactly as your name appears hereon. When shares are held by joint owners, each must sign. If the common shareholder is an entity and not an individual, please sign in full entity name by an authorized officer. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.